UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 27, 2010

AXION INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, NJ 07974
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 908-542-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27 and 28, 2010, Bradley Love and Miles Slater, respectively, resigned from the Board of Directors of Axion International Holdings, Inc. (the “Company”).  The resignations of Messrs Love and Slater were not a result of any disagreement with the Company.

The Board of Directors of the Company appointed Steven Silverman as member of the Board of Directors effective November 2, 2010.  Mr. Silverman will serve on the committee of the Board of Directors which administers the Company’s 2010 Stock Plan.

Mr. Silverman, age 46, has been the President and Chief Operating Officer of the Company since October 11, 2010.  Prior to joining the Company, Mr. Silverman served as Executive Vice President of Archbrook Laguna, LLC (“Archbrook”) since 2006 and as Vice President of Operations and Business Development of Archbrook from 2000 until 2005.   From 1997 until 2000, he was Archbrook’s Vice President of Sales.  Archbrook is a total solution provider supplying consumer electronics and computer products to retailers through state-of-the-art logistical services.  As Executive Vice President, Mr. Silverman was responsible for developing and implementing strategic corporate policy as well as the day-to-day operational management of Archbrook.  As Vice President of Operations and Business Development, Mr. Silverman assumed a diverse range of strategic and operational functions, with a focus on business development. Mr. Silverman received a B.S. in Business Administration from Widener University in 1986.

Since the beginning of the Company’s last fiscal year, there has not been any transaction and there is no proposed transaction between the Company and Mr. Silverman, except Mr. Silverman’s employment arrangement with the Company as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2010.

With respect to the appointment of Mr. Silverman, there are no arrangements or understandings between him and the Company and any other persons pursuant to which he was selected as a director.  There is no material plan, contract or arrangement to which Mr. Silverman is a party or in which he participates that is being entered into or amended in connection with his appointment as a director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 2, 2010

AXION INTERNATIONAL HOLDINGS, INC.

s/James Kerstein
Name: James Kerstein
Title: Chief Executive Officer